UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-52988	26-0291849
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

558 Lime Rock Road, Lakeville, Connecticut		06039
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:(860) 435-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17CFR240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On May 8, 2009, Board of Directors of Master Silicon Carbide Industries, Inc. (the “Company”) approved to terminate Li & Company, PC (“Li & Co.”) as the Company’s independent registered public accounting firm.

Concurrent with this action, Board of Directors of the Company appointed Child, Van Wagoner & Bradshaw, PLLC (“CVWB”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. CVWB is located at 5296 S. Commerce Dr. #300, Salt Lake City, Utah 84107.

The Company’s consolidated financial statements for the fiscal years ended June 30, 2008 and 2007 were audited by Li & Company. Li & Co.’s report on our  financial statements for the most recent fiscal year did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2008 and 2007 and through May 8, 2009, (a) there were no disagreements with Li & Co. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provide Li & Co. with a copy of this Form 8-K prior to its filing with the SEC and requested Li & Co. to furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  Attached as Exhibit 16.1 is a copy of Li & Co.'s letter to the SEC, dated May 8, 2009.

During the period the Company engaged Li & Co., neither the Company nor anyone on the Company's behalf consulted with CVWB regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized Li & Co. to respond fully to all inquiries of CVWB.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 16.1	Letter dated May 8, 2009 from Li & Company, PC to the Securities Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.
(Registrant)

By:	/s/ Mary E. Fellows
Name: Mary E. Fellows
Title: Executive Vice President and Secretary